Exhibit 32.1

Certification pursuant to
18 U.S.C. Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of CB Financial Services, Inc. (“Company”) on Form 10-K for the period ending December 31, 2014 as filed with the Securities and Exchange Commission (the “Report”), I, Barron P. McCune, Jr., President and Chief Executive Officer and I, Kevin D. Lemley, Executive Vice President and Chief Financial Officer of the Company certify pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002:

(1)	the Report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 26, 2015	/s/ Barron P. McCune, Jr.
Date	Barron P. McCune, Jr.
President and Chief Executive Officer

March 26, 2015	/s/ Kevin D. Lemley
Date	Kevin D. Lemley
Executive Vice President and Chief Financial Officer